Exhibit 10.1

POKERTEK INC.

AMENDMENT TO KEY EMPLOYEE AGREEMENT
for
Mr. James Crawford

Effective July 1, 2013 this Amendment (“Amendment”) to the Key Employee Agreement dated June 2, 2011 (“Agreement”) is entered into as of the 4th day of September, 2013, by and between James Crawford (“Executive”) and PokerTek, Inc. (the “Company”).

(1) Section 1.1 of the Agreement is hereby amended and restated as follows:

“1.1 Effective Date. The effective date of this Agreement shall be July 1, 2011. Unless terminated sooner pursuant to Section 6, this Agreement shall end on December 31, 2013.”

(2) All other terms and provisions of the Agreement shall continue in full force and effect without change.

PokerTek, Inc.

/s/ Mark Roberson
Mark Roberson
Chief Executive Officer & Chief Financial Officer
Date: September 4, 2013

Accepted and agreed this
4th day of September, 2013

Executive

/s/ James Crawford
James Crawford